Exhibit (a)(1)(iv)

Forms of Notice of Withdrawal of Tender

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of

INNOVATION ACCESS FUND

Tendered Pursuant to the Offer to Purchase
Dated April 1, 2026

THE OFFER RIGHT WILL EXPIRE AT

THE END OF THE DAY ON APRIL 29, 2026,

immediately prior to midnight Eastern Time,

UNLESS THE OFFER IS EXTENDED,

AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY BNY MELLON INVESTMENT SERVICING (US) INC. BY,

the end of the day on April 29, 2026,

IMMEDIATELY PRIOR TO MIDNIGHT EASTERN TIME,

UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Withdrawal and return to:

Innovation Access Fund

350 Madison Avenue

20th Floor

New York, NY 10017

Phone: 212-716-6840

Email: alkeonteam@alkeoncapital.com

Tender Withdrawal Letter Page 1 of 2

INNOVATION ACCESS FUND

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interests in Innovation Access Fund (the "Fund") for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                                    .

Such tender was in the amount of:

[  ]       All of the undersigned's shares of beneficial interests.

[  ]       A portion of the undersigned's shares of beneficial interests expressed as a specific dollar value or number of shares

$_______________________or_______________________ (number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:	FOR OTHER SHAREHOLDERS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Shareholder

Print Name of Shareholder	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date: ______________

Tender Withdrawal Letter Page 2 of 2